Exhibit 99.1

CAMPBELL SOUP COMPANY
Segment Information
Recast for Change in Business Segments
(millions)
(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
Fiscal 2018	October 29, 2017	January 28, 2018	January 28, 2018	April 29, 2018	April 29, 2018	July 29, 2018	July 29, 2018
Net sales
Meals and Beverages	$1,239	$1,214	$2,453	$1,029	$3,482	$811	$4,293
Global Biscuits and Snacks	688	708	1,396	843	2,239	1,180	3,419
Campbell Fresh	234	257	491	251	742	228	970
Corporate	—	1	1	2	3	—	3
Total	$2,161	$2,180	$4,341	$2,125	$6,466	$2,219	$8,685

Earnings (loss) before interest and taxes
Meals and Beverages	$331	$284	$615	$219	$834	$158	$992
Global Biscuits and Snacks	117	137	254	121	375	155	530
Campbell Fresh	(6)	(11)	(17)	(19)	(36)	(7)	(43)
Corporate	(28)	(134)	(162)	(772)	(934)	(14)	(948)
Restructuring charges	(2)	(33)	(35)	(24)	(59)	(3)	(62)
Total	$412	$243	$655	$(475)	$180	$289	$469

5

CAMPBELL SOUP COMPANY
Segment Information
Recast for Change in Business Segments
(millions)
(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
Fiscal 2017	October 30, 2016	January 29, 2017	January 29, 2017	April 30, 2017	April 30, 2017	July 30, 2017	July 30, 2017
Net sales
Meals and Beverages	$1,297	$1,231	$2,528	$982	$3,510	$815	$4,325
Global Biscuits and Snacks	671	680	1,351	623	1,974	624	2,598
Campbell Fresh	234	260	494	248	742	225	967
Total	$2,202	$2,171	$4,373	$1,853	$6,226	$1,664	$7,890

Earnings before interest and taxes
Meals and Beverages	$383	$313	$696	$226	$922	$198	$1,120
Global Biscuits and Snacks	112	135	247	98	345	109	454
Campbell Fresh	1	(3)	(2)	1	(1)	(8)	(9)
Corporate	(38)	(241)	(279)	(27)	(306)	159	(147)
Restructuring charges	(1)	1	—	—	—	(18)	(18)
Total	$457	$205	$662	$298	$960	$440	$1,400

6

CAMPBELL SOUP COMPANY
Segment Information
Recast for Change in Business Segments
(millions)
(unaudited)

Twelve Months Ended
Fiscal 2016	July 31, 2016
Net sales
Meals and Beverages	$4,380
Global Biscuits and Snacks	2,564
Campbell Fresh	1,017
Total	$7,961

Earnings before interest and taxes
Meals and Beverages	$1,069
Global Biscuits and Snacks	422
Campbell Fresh	60
Corporate	(560)
Restructuring charges	(31)
Total	$960

7